UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2010

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Oceanic Industry Park
Sha Gang Highway, Gang Kou Town, Zhongshan City
Guangdong Province, P.R. China
(Address of principal executive offices)

347-624-5699 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2010, Home System Group (the “Company”) entered into Note Conversion Agreements (each, a “Conversion Agreement” and together, the “Conversion Agreements”) with Total Shine Group Limited, Victory High Investments Limited, Think Big Trading Limited and Simple Hong Kong Investment and Management (each, an “Investor” and together, the “Investors”).  The Conversion Agreements provide that certain non-interesting bearing promissory notes in favor of the Investors as set forth in detail below be converted into Company’s common stock at a conversion rate of $3.50 per share:

Note Holder	Principal Amount	Maturity Date	Conversion Rate	Number of Shares to be Issued
Total Shine Group Limited	$1,600,000	June 30, 2010	$3.50	457,142
Victory High Investments Limited	$2,000,000	June 30, 2010	$3.50	571,428
Think Big Trading Limited	$2,900,000	June 30, 2010	$3.50	828,571
Simple Hong Kong Investment and Management	$ 600,000	June 30, 2010	$3.50	171,428
Simple Hong Kong Investment and Management	$ 711,291	June 30, 2010	$3.50	203,226
Simple Hong Kong Investment and Management	$1,515,600	June 30, 2010	$3.50	433,028
Simple Hong Kong Investment and Management	$1,126,571	June 30, 2010	$3.50	321,877

As disclosed on the Current Report on Form 8-K by the Company filed on September 23, 2008, Mr. Liming Jiao and Mr. Xiaohong Chen (the “Asia Forever Former Shareholders”) are the parties to that certain Stock Purchase Agreement dated as of September 23, 2008 (the “Purchase Agreement”), pursuant to which the Company agreed to acquire 100% of the ownership interests in Asia Forever Investment Limited from the Asia Forever Former Shareholders for $39,473,684.21 (RMB 270,000,000) (the “Purchase Price”).  Pursuant to the Purchase Agreement, the obligation to pay the Purchase Price is evidenced by non-interest-bearing, unsecured promissory notes (the “Notes”) delivered by the Company to each of the Asia Forever Former Shareholders.  On December 18, 2009, the Company executed an amendment to the Notes (the “Amended Note”) to defer the final installment of the payment of the Purchase Price due on June 30, 2010 under the Notes.  As of April 1, 2010, the Company still owes the Asia Forever Former Shareholders the final installment of the Purchase Price in the total amount of $9,868,421 (RMB 67,500,000).

On April 1, 2010, the Company entered into Note Conversion Agreements with Asia Forever Former Shareholders.  The Note Conversion Agreements provides that $7,089,312 of the Final Installment be converted into Company’s common stock at a conversion rate of $3.50 per share.

Copies of the Note Conversion Agreements described above are filed as Exhibits 10.1, 10.2. 10.3, 10.4 and 10.5, respectively, and the above summary of the agreements are qualified in their entirety by reference to such Note Conversion Agreements, which are incorporated herein.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Note Conversion Agreements, the Company converted the notes into its common stock at a rate of $3.50 per share.  An aggregated 5,012,217 shares of Company’s common stock will be issued to the Investors and Asia Forever Former Shareholders.  The foregoing issuances will be made in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.  This offering is not registered under the Securities Act and accordingly the shares may not be offered or sold in the Untied States absent registration or an applicable exemption from registration requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note Conversion Agreement between Home System Group and Total Shine Group Limited dated April 1, 2010.
10.2	Note Conversion Agreement between Home System Group and Victory High Investments Limited dated April 1, 2010.
10.3	Note Conversion Agreement between Home System Group and Think Big Trading Limited dated April 1, 2010.
10.4	Note Conversion Agreement between Home System Group and Simple Hong Kong Investment and Management dated April 1, 2010.
10.5	Note Conversion Agreement among Home System Group, Liming Jiao and Xiaohong Chen dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: April 1, 2010	By:	/s/ Yu Lei
Yu Lei Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note Conversion Agreement between Home System Group and Total Shine Group Limited dated April 1, 2010.
10.2	Note Conversion Agreement between Home System Group and Victory High Investments Limited dated April 1, 2010.
10.3	Note Conversion Agreement between Home System Group and Think Big Trading Limited dated April 1, 2010.
10.4	Note Conversion Agreement between Home System Group and Simple Hong Kong Investment and Management dated April 1, 2010.
10.5	Note Conversion Agreement among Home System Group, Liming Jiao and Xiaohong Chen dated April 1, 2010.